Exhibit 99.1
January 12, 2009 Company Update Barry D. Quart, PharmD President & Chief Executive Officer

Safe Harbor Statement Statements contained in this presentation regarding matters that are not historical facts are "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Ardea's goals, its preclinical and clinical trial plans, timelines and milestones, its expectations about the size of its markets and commercial potential of its compounds, expected results of future clinical trials, expected properties of compounds under development, financial position, cash usage, licensing and partnering opportunities, liquidity and anticipated milestones. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the outcomes of preclinical and clinical trials, risks related to regulatory approvals, delays in commencement of preclinical and clinical tests and costs associated with internal development and business development activities. These and other risks and uncertainties are described more fully in Ardea's most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings "Risk Factors." All forward- looking statements contained in this presentation speak only as of the date of this presentation, and Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof or otherwise. 2

3 Investment Highlights Addressing multi-billion-dollar markets Initial efficacy results in gout program in early 2009 Phase 2a results with RDEA806 Phase 1 results with RDEA594 Anticipate initiation of Phase 2 with RDEA594 in 1H09, with results in 2H09 Multiple partnering opportunities in 2009 Closed $30.6M PIPE financing in December 2008 Cash sufficient to fund operations into 2Q10, not including partnering revenue 3 HIV Cancer Gout Inflammation

Pipeline Addresses Major Markets RDEA806 RDEA427 RDEA806 RDEA119 RDEA119/ RDEA436 Discovery Preclinical Phase 0/1 Phase 2 A B Phase 3 NNRTI for HIV NNRTI for HIV Gout MEKI for Cancer Inflammation 4 Gout RDEA594 2rd Gen URAT1 MEKI + sorafenib for Cancer RDEA119 Gout

HIV 5

RDEA806 vs. Target Product Profile Highly active against efavirenz-resistant strains High genetic barrier to resistance Better safety profile than efavirenz Reduced CNS toxicity Improved lipid profile Easy to formulate in combination pill Long enough half-life for once daily dosing (10-13 hrs) Can be used in combination with current drugs with reduced concern for significant drug interactions Limited metabolism by CYP450 No significant inhibition or induction of CYP450 Not metabolized by CYP450 2B6 No reproductive toxicity, so safer for women Three-step synthesis for reasonable COGS From preclinical through Phase 2a results to-date, RDEA806 appears to be a good candidate to meet the desired Target Product Profile 6

HIV Infection Demographics Support Target Product Profile 7 *Estimates Out of 56,300 New Cases in 2006; CDC, New Estimates of HIV Infections

Days RDEA806 Phase 2A Median Change in Viral Load* Last Dose * Viral load reduction censored in 4 patients who reached 50 copies/ml LOQ of assay and some patients started on triple therapy prior to follow-up visit Percent Patients > 1 log Decrease < 400 copies/ml Placebo 0 0 400 mg BID Capsules - Fasted 100% 56% 600 mg QD Capsules - Fasted 78% 33% 800 mg QD Tablets - Fed 100% 67% 1000 mg QD Tablets - Fasted 100% 44% 8

RDEA806 Safety and Tolerability No serious adverse events or premature discontinuations Adverse events generally mild (grade 1) with no required intervention; no grade 3/4 adverse events No indication of CNS toxicity and no drug related rash No clinically significant laboratory abnormalities Reductions in serum uric acid levels (metabolite RDEA594 being developed for gout) No apparent effects on lipid profile No clinically relevant ECG findings No QTcF increases >60 msec or values > 450 msec QTcF increases of >30 msec were only seen in placebo patients No characteristic changes in genotypes or phenotypic susceptibility observed 9

Tablet Size Comparisons of Coformulated RDEA806


SUSTIVA
RDEA806 800 mg + TRUVADA®
RDEA806 600 mg + TRUVADA®
ATRIPLA™ Sustiva 600 mg + Truvada®
SUSTIVA® 600 mg
INTELENCE™ 100 mg
RDEA806 200 mg

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Ardea Biosciences

No Impact of RDEA806 on Emtricitabine or Tenofovir in Truvada Time (hr) Tenofovir Truvada only dosing Truvada and 800 mg QD RDEA806 x 4 days Time-Concentration Profiles in Plasma Emtricitabine Time (hr) 0.00 0.05 0.10 0.15 0.20 0.25 0 6 12 18 24 30 36 42 48 54 60 66 72 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 0 6 12 18 24 30 36 42 48 54 60 66 72 No changes in RDE806 plasma levels observed when co-administered with Truvada or ritonavir 11

RDEA427 Has Superior Resistance Profile to Other NNRTIs 12

GOUT 13

RDEA806 Significantly Reduced Serum Uric Acid in Phase 1 MAD Study 1 0.5 0 -0.5 -1 -1.5 -2 -2.5 Day 0 Day 3 Day 7 Day 10/14 Follow-up Change in SUA (mg/dL) Treatment Day Placebo 500 mg bid 400 mg MR bid 300 mg bid -3 * * * * * * * * * * p<0.001 Serum UA reduction in 2 patients with hyperuricemia was the largest in the study; on the last day of dosing, every patient met the regulatory criteria of SUA <6 mg/dL 14

Hyperuricemia/Gout - Unmet Medical Need

- Gout is caused by abnormally elevated levels of uric acid (>6.8 mg/dL)
- Painful and debilitating disease
  - Attacks of severe pain/Inflammation
  - Disfiguring nodules (tophi)
  - Kidney damage (nephropathy)
- Increasing incidence and severity in U.S. (up to 5,000,000 patients)
  - 288% increase in gout related hospitalizations from 1988-2005[1]
  - $11.2 billion hospitalization cost in 2005[1]
- No new approved drugs in the US for hyperuricemia in over 40 years
- **Hyperuricemia linked to elevated CRP, hypertension and possibly other cardiovascular risk factors[2]**
- ~90% of patients are "under-excretors" of uric acid
- Defect in urate transporter recently found to be genetically linked to gout[3]

[1]Ann Rheum Dis 2008;67(Suppl II):96; [2] *JAMA. 2008;300(8):924-932* [3]*Nature Genetics* **40**, 437 - 442 (2008)

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Ardea Biosciences

Linear Relationship Between Serum Uric Acid and CRP NHANES III & NHANES 1999-2002 Serum Uric Acid (mg/dl) Log CRP (mg/dL) 2007 ACR Abstract 759 NHANES III n = 18,723 NHANES 99-2002 n = 7,401 Upper 95% CI Lower 95% CI Linear dose-response pattern between sUA and logCRP for sUA concentrations above 4 mg/dL p < 0.001 16

Competitive Landscape

- **Allopurinol**
  - 40 year old generic xanthine oxidase inhibitor; 21% response rate and 8% SAEs in contemporary study,[1] and 0.4% incidence of hypersensitivity, which is 20-25% fatal[2]
- **Febuxostat (Takeda)**
  - 2nd generation xanthine oxidase inhibitor (more specific than allopurinol)
  - In Phase 3, the 120 mg/day dose had more discontinuations and withdrawals for abnormal liver enzymes than with allopurinol [1]
  - Current Phase 3 shows 40 mg febuxostat equivalent to allopurinol and 80 mg febuxostat significantly superior; about half of patients with high starting sUA respond at 6 months to 80 mg febuxostat[3]
  - The combination of febuxostat and RDEA594 should be highly synergistic
- **Puricase (Savient)**
  - IV infusion of PEG-modified recombinant pig uricase
  - Infusion reactions/anaphylaxis will limit use to treatment of severe gout that is refractory to conventional therapy

[1]Becker et al. N Engl J Med 2005;353:2450-61; [2] Ann Rheum Dis 2008;67(Suppl II):431 [3]2008 ACR

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Ardea Biosciences

Transporters Found in Kidney Proximal Tubule Cells Multiple transporters play important roles in uric acid transport and the occurrence of gout URAT1 previously identified as the most important transporter for uric acid Mutations in ABCG2, SLC17A3, and SLC2A9 recently identified as linked to a higher risk of gout* RDEA594 blocks URAT1 *The Lancet 372;9654: 1953-1961 December2008 18

RDEA594, a Metabolite of RDEA806, is Believed to be Responsible for Uric Acid Lowering

~100% of uric acid is initially filtered through glomerular filtration


RDEA594
URAT1
<99%
Reabsorption
Proximal Tubule
Secretion (~50%)
Reabsorption (~10% fine tuning)
Increased Excretion

Enomoto; Urat1 identification in Nature May2002
D Levinson & L Sorensen; Renal Handling of Uric Acid

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Ardea Biosciences

RDEA594 Shows Dose Proportional Increases in AUC and Cmax Following Single Oral Doses 20

Mean Change in 24-Hour Serum Uric Acid After Single Doses of RDEA594 and Comparators in NHV Fed condition: RDEA806 EC tab 800 mg; RDEA594 sol.100, 400, 600 mg Fasting condition: RDEA594 sol.25, 100, 200 mg; all benzbromarone doses Benzbromarone, a URAT1 transport inhibitor, was a popular drug for the treatment of gout outside the US; results were published without error bars Results are placebo corrected, where available *Jain, Ryan, McMahon, Noveck. Arthritis and Rheumatism 17:149-157 1974 21 +10

Arm 1: RDEA594 Low Dose - 40 pts RDEA594 Phase 2 Dose Response, Safety & Efficacy Study Screening Period Colchicine Treatment 21 days 2 weeks 4 weeks 2 weeks RDEA594-201 Population: gout patients with hyperuricemia (serum uric acid ^8 mg/dL) total of 160 patients in 4 treatment arms Duration: 8 weeks: 2-week run-in, 4-week treatment, 2-week follow-up Endpoint: Proportion of subjects with sUA level < 6.0 mg/dL at Day 28 Randomize if No gout flare during 2 weeks of colchicine Off drug Arm 2: RDEA594 Medium Dose - 40 pts Off drug Arm 4: Placebo* - 40 pts Off drug Arm 3: RDEA594 High Dose - 40 pts Off drug *Due to blinding issues, placebo will likely be used as a control rather than allopurinol 22

RDEA594: Lead Product Candidate for Gout RDEA594 inhibits the URAT1 renal transporter, without significant effects on other renal transporters (no clinically significant interactions with OAT1 & OAT3), and it has no antiviral activity at target levels RDEA594 is a metabolite of RDEA806 in man and all animal species (9-month monkey and 6-month rat studies completed with RDEA806) Clinical Milestones: Small Phase 2 study with RDEA806 on-going to demonstrate activity in patients with hyperuricemia and a history of gout - all further gout studies will be conducted with RDEA594 Phase 1 SAD study with RDEA594 completed Phase 1 MAD study on-going Phase 2 planned for 1H09 23

Cancer and Inflammation 24

The Age of Targeted Cancer Treatments Nexavar MEK Ras Raf c-Myc Herceptin, Erbitux Proliferation Angiogenesis Differentiation Apoptosis cPLA2 PDE4 MNK1/2 Elk-1 MAPKAPK1/3 ARRY-142886 (Ph 2) XL518 (Ph 1) RDEA119 (Ph 1)* RTK Bcl-2 Mcl-1 c-Jun Tarceva GF ERK2 ERK2 25 *Only MEK inhibitor in clinic without large pharma partner

RDEA119 is Potent, Highly Specific MEK Inhibitor MEK1/2 Enzyme IC50 17-50 nM Cellular pERK EC50 2.5-8.7 nM* >100-fold selectivity in kinase panel of 205 enzymes at 10 µM** *Cell lines: Colo205, A375, A431, HT-29 ** In-house data 1 6 11 16 21 26 31 0 20 40 60 80 100 1 6 11 16 21 26 31 MEK1 & MEK2 MEK1 & MEK2 0 20 40 60 80 100 Ron SRC RDEA119 PD-325901 (Pfizer) % Inhibition 26

Sorafenib-Resistant Hepatoma Cells Show Remarkable Response to Combination Therapy Percent Cell Death 27

RDEA119 Synergistic in Combination with Many Other Anti-Cancer Agents Potential Combinations Potential Therapeutic Areas Sorafenib Onyx/Bayer Gemcitabine Lilly Temozolomide Schering Lapatinib GSK AKT inhibitors Merck, Others HCC Melanoma Breast Myeloma Pancreas Renal carcinoma NSCLC Thyroid Colon RDEA119 Phase 1/2 combination trial with sorafenib in advanced cancer patients started in 4th quarter 2008 Multiple partnering opportunities for RDEA119 28

Pharmacokinetics of RDEA119 Following Multiple Doses in Cancer Patients Target plasma levels for optimal efficacy from xenograft studies- equals 0.1- 2 ng/ml free drug 29 mg/day QD (Projected)

RDEA119 is Active in Multiple Models of Inflammatory Disease Rat paw edema model Collagen-induced arthritis in mice and rats (2008 EULAR) Adjuvant-induced Arthritis (2008 EULAR) Pristane-induced arthritis in rats (2008 EULAR) Monosodium urate crystal (uric acid) induced inflammation (2008 ACR) Trinitrobenzene sulfonic acid (TNBS)-induced colitis in mice (2008 DDW) Dextran sulfate sodium (DSS)-induced colitis in mice (2008 DDW) DSS-induced chronic colitis in mice (2008 ACG) 30

AIA Rat Study: RDEA119 more Effective than MTX Days 13 to 28 31

RDEA119-102 Normal Healthy Volunteer Cytokine Pharmacodynamics 2 Hour 32

Financial Position Summary Statement of Operations (In thousands, except per share data) Nine Months Ended Sept. 30, 2008 Revenue Operating expenses Interest and other income $ 260 44,074 1,485 NET LOSS $(42,329) NET LOSS PER SHARE $(2.98) 17.8 million common shares outstanding; 684,332 warrants post- PIPE Ended 3Q08 with $30 million in cash versus $66 million at year-end 2007 Received $8 million growth capital loan from SVB/OxFi in November Closed $30.6M PIPE in December 2008 Cash sufficient to fund operations into 2Q10, not including partnering revenue Multiple partnering opportunities Condensed Balance Sheet Data (In thousands) Sept. 30, 2008 Dec. 31, 2007 Cash and equivalents Total assets Total stockholders' equity $29,485 $32,978 $25,842 $66,215 $68,840 $63,739 33

Near-Term Anticipated Milestones

Drug Candidate	Event	Date
HIV		
RDEA806	Phase 2a results (PoC)	2Q08 ✓
RDEA806	Phase 2b start	post-partnering
RDEA427	Phase 1 start	post-partnering
Gout		
RDEA594	Phase 1 results	1Q09
RDEA806	Phase 2 results (PoC)	1Q09
RDEA594	Phase 2 start	1H09
RDEA594	Phase 2 results	4Q09
2nd Gen URAT1 Inhibitor	Clinical Candidate Selection	1H09
Cancer - Inflammation		
RDEA119	Phase 1/2 sorafenib combination start	4Q08 ✓
RDEA119 or RDEA436	Phase 2a inflammatory disease start	post-partnering
RDEA119	Phase 1 advanced cancer results	1H09
RDEA119	Phase 1/2 sorafenib combination results	2H09

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Ardea Biosciences

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